UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2010
ORBITZ WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 8, 2010, Orbitz Worldwide, Inc. (the “Company”) announced that Marsha C. Williams would be retiring as the Company’s Senior Vice President and Chief Financial Officer by the end of the year.
     In connection with her decision to retire, the Company entered into a Transition and Retirement Agreement with Ms. Williams under which she will be entitled to certain separation benefits and cash payments with respect to her remaining tenure with the Company. Subject to the satisfaction of certain terms and conditions contained therein, Ms. Williams will be entitled to receive the amounts payable under Sections 7(c)(iii)(A), (B) and (C) of the Amended and Restated Employment Agreement, dated as of December 5, 2008, between her and the Company. Specifically, Ms. Williams will receive a sum equal to her annual base salary ($462,000) and annual target bonus amount ($369,600) in equal installments for a 12 month period, as well as a pro-rated bonus for fiscal year 2010. In addition, as additional consideration for a release of claims and remaining with the Company while it undergoes a search for a successor, the Company has agreed to pay Ms. Williams a lump sum cash payment equal to the cost of 12 months of COBRA continuation coverage and a monthly retention bonus of $25,000 (but such monthly retention bonus shall not be less than $100,000 in the aggregate). The agreement further provides that the Company will reimburse Ms. Williams’ reasonable legal and other professional fees incurred in connection with her departure in an amount not to exceed $30,000. Under the agreement, the Company has also agreed to accelerate the vesting of Ms. Williams’ outstanding equity awards by 12 months following her last day of employment with the Company.
     Pursuant to the terms of the agreement, Ms. Williams has agreed to remain as the Company’s Chief Financial Officer through the earlier of December 31, 2010 or the first day a new Chief Financial Officer starts with the Company. For transition purposes, in the event that a new Chief Financial Officer starts prior to December 31, 2010, Ms. Williams will remain employed by the Company through the date that is two (2) months from the start date of the Company’s new Chief Financial Officer.
     The foregoing description of the Transition and Retirement Agreement is qualified in its entirety by the copy thereof which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     A copy of the press release announcing Ms. Williams’ retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Transition and Retirement Agreement and General Release, dated as of June 8, 2010, between Orbitz Worldwide, Inc. and Marsha Williams.

99.1	Press Release, dated June 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

Dated: June 9, 2010	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition and Retirement Agreement and General Release, dated as of June 8, 2010, between Orbitz Worldwide, Inc. and Marsha Williams.

99.1	Press Release, dated June 8, 2010.